SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                                    FORM 8-K



                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934




Date of report (Date of earliest event reported)        December 7, 1999


                                  Quantech Ltd.
             (Exact Name of Registrant as Specified in Its Charter)


                                    Minnesota
                 (State of Other Jurisdiction of Incorporation)


        0-19957                                      41-1709417
(Commission File Number)                  (I.R.S. Employer Identification No.)


          1419 Energy Park Drive
          St. Paul, Minnesota                                        55108
    (Address of Principal Executive Offices)                        (Zip Code)


                                 (651) 647-6370
              (Registrant's Telephone Number, Including Area Code)


                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)


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Item 5.           Other Events.

         Quantech and The Perkin-Elmer Corporation ("Perkin-Elmer"), a leading supplier of life science systems and analytical instruments, were parties to a technology and development agreement. Such agreement provided Perkin-Elmer with an exclusive license to certain Quantech technology for use outside of medical diagnostics. Perkin-Elmer provided Quantech technical assistance and established its own research project to promote the further development of the Quantech technology. As part of these efforts, Perkin-Elmer applied certain of its technology to develop a large density, high throughput diagnostic breadboard using Quantech's surface plasmon resonance ("SPR") technology (the "PE High Density Technology").

         After Quantech and Perkin-Elmer significantly advanced the state-of-the-art in the SPR technology, they agreed that a company focused on promoting the non-medical use of the SPR technology would be most effective in bringing products to market without affecting mainstream activities of either company. As a result, HTS BioSystems, Inc. ("HTS") was established with Quantech owning 80% of the stock and Perkin-Elmer owning 20%. Perkin-Elmer provided HTS:
1) a sub-license to all of its rights to the Quantech SPR technology (the "Sublicense"); 2) a license for non-medical use of the PE High Density Technology (the "License"); 3) one of Perkin-Elmer's Quantech SPR instruments; and 4) the Perkin-Elmer breadboard for the PE High Density Technology. Quantech is required to provide HTS with office space, management support, technical assistance and any other needs required by HTS until HTS is funded in a manner adequate to support its own operations.

         HTS will owe to Perkin-Elmer: 1) a 4% royalty on SPR technology only products other than those for use in the food and beverages, chemical and industrial and environmental testing markets; 2) a 4% royalty on products using only the PE High Density Technology; and 3) a 6% royalty on products using both technologies. No minimum royalties, or royalties on the first $3 million of sales, are required to be paid. In the event that HTS does not seek to commercialize the SPR or PE High Density Technology then the rights revert back to Perkin-Elmer and if after such reversion Perkin-Elmer does not seek to commercialize the SPR technology it reverts back to Quantech. Perkin-Elmer also has a five year right of first negotiation in the event that HTS wishes to license or sell any of its technology licensed from Perkin-Elmer. Quantech is entitled to an 8% royalty on products using its SPR technology sold to the food and beverages, chemical and industrial and environmental testing markets.

Item 7.           Financial Statements and Exhibits.

         (a)  Financial statements of businesses acquired:

                  Not Applicable

         (b) Pro forma financial information:

                  Not Applicable

         (c)  Exhibits:

                  See Exhibit Index on page following Signatures.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               QUANTECH LTD.


Date:  January 25, 2000                        By /s/ Gregory G. Freitag
                                                  Gregory G. Freitag
                                                  Chief Financial Officer

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                                  EXHIBIT INDEX



Exhibit No.                Description

   10.1 Second Amendment to License Agreements, dated December 7, 1999, between Quantech Ltd.
                           and The Perkin-Elmer Corporation

   10.2 Agreement Regarding Newco and Agreement to Sublicense, dated December 7, 1999, between Quantech Ltd. and The Perkin-Elmer Corporation.

   10.3 Perkin-Elmer/Newco License and Sublicense Agreement, dated December 7, 1999, between Newco (HTS Biosystems, Inc.) and The Perkin-Elmer Corporation.